UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2005

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (269) 923-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 – Entry into a Material Definitive Agreement

(i)	Pursuant to the registrant’s Omnibus Stock and Incentive Plans, which have been approved by shareholders, the registrant has established a Strategic Excellence Program under which grants of stock options, phantom restricted stock units, and cash units are typically granted each year to executive officers and other key management employees as part of the registrant’s long-term incentive compensation program.

Stock options are typically granted each year to executive officers and other key management employees based on the registrant’s analysis of grant sizes made at other large publicly owned companies. Grants are issued with an exercise price equal to the fair market value of the stock at the time of grant. The option term is 10 years and options vest in 3 installments, with the first installment representing 1/3 of the number of shares granted vesting on the first anniversary date of the option grant, 1/3 of the shares granted vesting on the second anniversary date of the option grant, and 1/3 of the shares granted vesting on the third anniversary date of the option grant. A copy of the Stock Option award grant document is filed as an Exhibit to this Form 8-K.

The phantom restricted stock units and cash unit grants are based on annual performance goals with respect to EVA, innovation, and customer loyalty that are established by the Human Resources Committee of the Board of Directors at the beginning of each annual performance period. Final awards are determined by the Human Resources Committee after the completion of the performance period and an evaluation by the Human Resources Committee of the Company’s performance against these annual goals. The award payments, if any, are paid as follows: 50% of the final award payment to be paid on the second anniversary of the grant date and 50% of the final award payment to be paid on the third anniversary of the grant date. A copy of the Strategic Excellence Program award grant document is filed as an Exhibit to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(i)	copy of the Whirlpool Corporation Stock Option award grant document (Rev. 02/17/04)

(ii)	copy of the Whirlpool Corporation Strategic Excellence Program award grant document (Rev. 02/17/04)

Exhibit Index

Exhibit No.	Description

10 (i)	Copy of the Whirlpool Corporation Stock Option award grant document (Rev. 02/17/04)

10 (ii)	Copy of the Whirlpool Corporation Strategic Excellence Program award grant document (Rev. 02/17/04)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: January 25, 2005	By:	/s/ Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary